UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 24, 2015

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On April 28, 2015, Active Power, Inc. (the “Company”) issued a press release reporting its preliminary financial results for its fiscal quarter ended March 31, 2015.  A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on April 24, 2015, the Company’s stockholders approved the amendment and restatement of the Company’s 2010 Equity Incentive Plan (the “Plan”) to add 3,000,000 shares to the total number of shares of the Company’s common stock reserved for issuance under the Plan (the “Plan Amendment”). The Board of Directors of the Company had approved the Plan Amendment on February 13, 2015, subject to stockholder approval.

The terms and conditions of the Plan and the effect of the Plan Amendment are more fully described in Active Power’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2015 (the "Definitive Proxy Statement"). The description of the Plan contained in this Current Report is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
A total of 20,739,197 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 90% of the Company’s shares outstanding as of the March 2, 2015 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Definitive Proxy Statement. In addition, the information contained in Item 5.02 above is hereby incorporated by reference.

Proposal 1: Election of Directors. At the Annual Meeting, the stockholders of the Company elected the following individuals as Class III Directors to serve until the Company’s 2018 Annual Meeting, or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James E. J. deVenny III	14,574,577	356,856	5,807,764
Robert S. Greenberg	14,770,852	160,581	5,807,764
Peter Gross	14,594,163	337,270	5,807,764

The stockholders of the Company also elected the following individual as a Class II Director to serve on the Board of Directors until the Company’s 2017 Annual Meeting, or until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ake Almgren	14,593,477	337,956	5,807,764

Proposal 2:  Non-Binding Advisory Vote to Approve Executive Officer Compensation. A non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	13,220,332
Votes against	344,879
Abstentions	1,366,222
Broker Non-Votes	5,807,764

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved based upon the following votes:

Votes for	20,598,873
Votes against	56,649
Abstentions	83,675

Proposal 4: Approval of Amendment and Restatement of the Company’s Amended and Restated 2010 Equity Incentive Plan and the Material Terms of the Performance Goals Thereunder.  A proposal to amend and restate the Company’s 2010 Equity Incentive Plan and approve the material terms of the performance goals thereunder was approved based upon the following votes:

Votes for	12,954,841
Votes against	1,911,472
Abstentions	65,120
Broker Non-Votes	5,807,764

Proposal 5: To Amend our Restated Certificate of Incorporation to Declassify our Board of Directors. A proposal to declassify the Company’s Board of Directors was not approved based upon the following votes:

Votes for	14,843,050
Votes against	65,775
Abstentions	22,608
Broker Non-Votes	5,807,764

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Active Power, Inc. 2010 Equity Incentive Plan.
99.1	Press Release of Active Power, Inc. dated April 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: April 28, 2015	By: /s/ James A. Powers
James A. Powers
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Active Power, Inc. 2010 Equity Incentive Plan.
99.1	Press Release of Active Power, Inc. dated April 28, 2015.